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Exhibit 23.3

Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 24, 2015, with respect to the consolidated financial statements of Consult A Doctor, Inc. and AmeriDoc, LLC included in the Registration Statement (Form S-1) and related Prospectus of Teladoc, Inc. for the registration of shares of its common stock.

                                                                                             /s/ Ernst & Young LLP

New York, New York
June 24, 2015

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  Exhibit 23.3
Consent of Independent Auditors